Exhibit 99.1

Faraday Future Announces That It Resolutely Opposes a Reverse Stock Split, Is Committed to Maintaining Nasdaq Listing

●	FF will continue optimizing its capital structure, with an unwavering commitment not to pursue a reverse stock split unless required to maintain its Nasdaq listing.

●	FX CEO Max and his core team have arrived in Washington, D.C., driving the FF 91, and will meet with key decision-makers at the White House on Thursday. This is not only a business engagement — it reflects our deeper role as a “U.S.–China EV bridge” in shaping future policy directions.

●	The FX program is progressing well, and we’ve entered a sprint for the first vehicle rollout by year-end.

●	Deep Organizational Reform to Unlock Execution and Growth Potential

●	On April 24, FF will host an Investor Community and Co-Creation Day in Los Angeles.

LOS ANGELES—(BUSINESS WIRE)—April 17, 2025 — Faraday Future Intelligent Electric Inc. (“FF” or the “Company”) (NASDAQ: FFAI) today announced a five-point action plan aimed at protecting stockholder value and countering misinformation about the company and potential illegal short selling.

Following the submission of a Form D yesterday, a wave of market rumors began to circulate — including false claims that the Form D indicates executive stock sales, that a reverse stock split would be triggered immediately if our share price drops below $1.00 per share, and that new tariff uncertainties would derail the FX strategy and “bridge model” execution. FFAI’s stock price experienced abnormal volatility and closed below $1.00 per share.

In response, the Company makes the following statement: FF stands firmly with its stockholders. We resolutely oppose a reverse stock split and are fully committed to maintaining our Nasdaq listing.

To defend stockholder value and confidence, the Company is launching five major initiatives — the official start of our “Battle to Achieve the Dream Counterattack Against Potential Illegal Short Selling.”

We are confident that through these initiatives, we can remain compliant without a reverse stock split, accelerate a return to true value, and even create greater miracles for the market. The Five Major Initiatives Are:

1. Capital Strategy Offensive:

Firm no to a reverse stock split, unless the stock price consistently fails to meet the compliance standards. FF will continue optimizing its capital structure, with an unwavering commitment not to pursue a reverse stock split unless required to maintain its Nasdaq listing.

Equity and convertible debt offering proceeds will be strategically deployed to support business development targeting maximum value and measured dilution.

The Company previously launched an investigation into potential illegal short selling and sent letters to multiple brokers. We intend to launch a new round of investigation. We do not rule out taking legal action.

FF also intends to initiate a new round of executive share purchases, with broader participation across the leadership team, in the next open trading window which is currently closed. The formal implementation will depend on the legally allowed timeframe and any other necessary conditions.

Over the past year, FF has seen explosive growth in trading volume, share price activity, and retail investor attention, and is widely followed by both U.S. and Chinese investors.

With ongoing breakthroughs in the FX strategy, bridge model, and business fundamentals, the release of true value in the capital market is just beginning.

2. Turning Tariff Pressure into Strategic Opportunity

We acknowledge that recent tariff developments may bring short-term impact to our FX strategy. However, in the mid-to-long term, this could prove to be a strategic opportunity. FF is actively engaging with the U.S. government and has submitted constructive proposals regarding automotive policy, particularly involving U.S.–China cooperation in the EV sector. We are also formally expressing our pathway and policy expectations for the development of FF and the FX brand in the U.S. market.

Following an in-depth industry discussion including FF Global President Jerry Wang and Eric Trump last week, FX CEO Max and his core team have arrived in Washington, D.C., driving the FF 91, and will meet with key decision-makers at the White House on Thursday. This is not only a business engagement — it reflects our deeper role as a “U.S.–China EV bridge” in shaping future policy directions.

3. FX Strategy Accelerating — Countdown to First Vehicle Roll-Off

The FX program is progressing, and we’ve entered a sprint for the first vehicle rollout by year-end.

FX will begin on-road testing next week in various real-world conditions, including autonomous driving system validation.

The Super One, FX’s first production model, is expected to debut in late June, with pre-orders to follow. We are receiving strong inquiries from U.S. consumers, fleet operators, and car rental partners. Market feedback has far exceeded expectations, and we expect to announce substantive orders and cooperation shortly.

4. Strengthened Transparency and Engagement — “Investor Community and Co-Creation Day” Set for April 24

We will further increase transparency and real-time communication with our stockholders to close the information gap, eliminate misunderstandings, and highlight FF’s fundamental progress.

On April 24, FF will host an Investor Community and Co-Creation Day in Los Angeles. This hybrid event will gather retail investors, vehicle owners, co-creation officers, and community members to engage in open, face-to-face dialogue. It’s a unique opportunity for all stakeholders to experience our vision, value, and strategy firsthand.

5. Deep Organizational Reform to Unlock Execution and Growth Potential

In the coming weeks, FF will initiate a comprehensive organizational and governance transformation aimed at eliminating long-standing inefficiencies and unleashing full operational potential.

We will hold a Company-wide town hall meeting next week to announce and deploy this undertaking — ushering FF into a new chapter of high-efficiency execution and value creation.

“In the face of potential illegal short selling, market rumors, and external uncertainty, FF will always stand with its stockholders. We are resolutely against a reverse stock split and fully committed to protecting our Nasdaq listing. This is not just about defending our Company’s value — it’s a declaration of our belief in long-termism and the dream we’re building together. True value will rise above the noise and be recognized by the market,” FF Global President Jerry Wang stated., “The unwavering support of our stockholders has saved FF — we’ve already won the first phase of the Dream Defense Battle. Moving forward, we will stand even more firmly with our investors and fight for their interests. I have full confidence that we can maintain compliance without a reverse stock split, close the gap between capital value and real value, and even create something truly extraordinary.”

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91 2.0 Futurist Alliance, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91 2.0, targeting a broader market with middle-to-low price range offerings. For more information, please visit https://www.ff.com/us/.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding Nasdaq compliance, capital strategy, the impact of U.S. tariff policies, FX and bridge strategy targets and goals, and initiating organizational and governance changes, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the uncertain impact of U.S. trade and tariff policies, which remain highly dynamic and unpredictable; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to secure necessary agreements to license and/or produce Super One, FX 5 or FX 6 vehicles in the U.S., the Middle East, or elsewhere; the Company’s ability to homologate the Super One, FX 5 or FX 6 for sale in the U.S., the Middle East, or elsewhere; the Company’s ability to secure necessary permits at its Hanford, CA production facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the Company faces competition from multiple sources, including new and established domestic and international competitors; the performance and security of the Company’s vehicles; changes in U.S. and international trade policies may adversely impact our business and operating results; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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